Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Arthur J. Gallagher & Co. (“the Company” or “AJG”) and the historical combined financial statements of the Broking Division of Wesfarmers Insurance Pty Ltd and OAMPS Ltd (collectively, “the Crombie/OAMPS Subsidiaries”) and has been prepared to reflect the acquisition of the Crombie/OAMPS Subsidiaries (“the Crombie/OAMPS Acquisition”) which was consummated on June 16, 2014. The Crombie/OAMPS Acquisition includes the OAMPS businesses in Australia and the U.K., Crombie in New Zealand and the associated premium funding operations. Under the agreement, the Company agreed to purchase all of the outstanding shares of these three operating companies for net cash consideration of approximately USD$952.0 million. The transaction was financed through a combination of the issuance of 21.85 million shares of equity, in an offering that was closed on April 16, 2014, and cash on hand.

The pro forma financial information is presented for illustrative purposes only and may not be indicative of the results of operations that would have actually occurred had the Crombie/OAMPS Acquisition been completed at or as of the dates indicated, nor is it indicative of the Company’s future operating results. The data in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 assume the Crombie/OAMPS Acquisition was completed as of January 1, 2013. A pro forma combined condensed balance sheet reflecting the Crombie/OAMPS Acquisition is not presented as the acquisition is reflected in the Company’s consolidated balance sheet included in its Form 10-Q for the six months ended June 30, 2014, filed with the Securities and Exchange Commission on August 1, 2014.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are directly attributable to the Crombie/OAMPS Acquisition, factually supportable and expected to have a continuing impact on the combined results of the Company and the Crombie/OAMPS Subsidiaries.

The Company’s management believes that its assumptions used in the preparation of the pro forma financial information provide a reasonable basis for presenting all of the significant effects of the Crombie/OAMPS Acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements. Certain amounts in the Crombie/OAMPS Subsidiaries’ statements of income have been reclassified to conform to the Company’s presentation in these pro forma financial statements.

The Crombie/OAMPS Acquisition is accounted for as a business combination in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805. For purposes of this unaudited pro forma condensed combined financial information, the Crombie/OAMPS Acquisition price has been allocated to the tangible assets acquired and liabilities assumed based on a preliminary estimate of those assets and liabilities. The actual amounts recorded upon finalization of the purchase price allocation may differ from the information presented in the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined consolidated statement of operations do not reflect the cost of any integration activities or benefits from the Crombie/OAMPS Acquisition or synergies that may be derived from any integration activities, all of which may have a material effect on the consolidated results of operations in periods following the completion of the Crombie/OAMPS Acquisition.

The combined financial statements of the Crombie/OAMPS Subsidiaries (which form the basis of the unaudited pro forma condensed combined financial information) were prepared in accordance with International Financial Reporting Standards (“IFRS”), and therefore are not directly comparable to the Company’s financial statements which are prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP’). The Company has concluded there are no material differences between the results reported under IFRS and those under GAAP for the historical periods used in the preparation of the pro forma financial information.

The Company’s fiscal year ends on December 31, whereas the Crombie/OAMPS Subsidiaries’ fiscal year ends on June 30. Due to this difference in year end, for the purpose of the Unaudited Pro Forma Condensed Combined Statement of Earnings for the 12 months ended December 31, 2013 the Crombie/OAMPS Subsidiaries’ financial results for the 12 months ended December 31, 2013 have been calculated by adding its financial results for the six months ended December 31, 2013 to its financial results for the 12 months ended June 30, 2013 and subtracting its financial results for the six months ended December 31, 2012.

The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the other materials filed with this Current Report on Form 8K and with the Form 10-Q for the six months ended June 30, 2014.

Arthur J. Gallagher & Co.

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2014

($ in millions, except per share data)	AJG Historical (USD)	Wesfarmers Historical - 1/1/14 through 6/15/14 (AUD) (a)	Currency Adjustments (b)	Pro-Forma Adjustments (USD)		Pro-Forma Combined (USD)
Commissions	$951.0	$88.5	$(7.8)	$—		$1,031.7
Fees	574.6	33.9	(3.0)	—		605.5
Supplemental commissions	53.3	—	—	—		53.3
Contingent commissions	54.0	—	—	—		54.0
Investment income	4.7	28.2	(2.5)	(2.5	) (c)	27.9
Net gains on books of business sales	1.7	—	—	—		1.7
Revenues from clean coal activities	429.2	—	—	—		429.2
Other net revenues	25.8	1.8	(0.2)	(1.9	) (d)	25.5

Total revenues	2,094.3	152.4	(13.5)	(4.4)		2,228.8

Compensation	996.3	88.1	(7.8)	(3.0	) (e)	1,073.6
Operating	341.2	28.1	(2.5)	(4.5	) (f)	362.3
Cost of revenues from clean coal activities	441.5	—	—	—		441.5
Interest	37.4	8.7	(0.8)	(5.9	) (g)(h)	39.4
Depreciation	31.4	3.2	(0.3)	—		34.3
Amortization	81.0	6.2	(0.5)	4.7	(i)	91.4
Change in estimated acquisition earnout payables	12.1	—	—	0.6	(h)	12.7

Total expenses	1,940.9	134.3	(11.9)	(8.1)		2,055.2

Earnings before income taxes	153.4	18.1	(1.6)	3.7		173.6
Provision for income taxes	(4.9)	7.8	(0.7)	(0.8	) (j)(k)	1.4

Net earnings	$158.3	$10.3	$(0.9)	$4.5		$172.2

Basis net earnings per share	$1.10					$1.10
Diluted net earnings per share	$1.09					$1.09

Weighted Average Shares Outstanding
Basic	144.2			12.6	(l)	156.8
Diluted	145.8			12.6	(l)	158.4

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Arthur J. Gallagher & Co.

Unaudited Pro Forma Condensed Combined Statement of Operations for the 12 months ended December 31, 2013

($ in millions, except per share data)	AJG Historical (USD)	Wesfarmers Historical (AUD) (a)	Currency Adjustments (b)	Pro-Forma Adjustments (USD)		Pro-Forma Combined (USD)
Commissions	$1,553.1	$191.7	$(6.7)	$—		$1,738.1
Fees	1,059.5	72.6	(2.5)	—		1,129.6
Supplemental commissions	77.3	—	—	—		77.3
Contingent commissions	52.1	—	—	—		52.1
Investment income	8.1	69.8	(2.4)	—		75.5
Net gains on books of business sales	5.2	—	—	—		5.2
Revenues from clean coal activities	412.5	—	—	—		412.5
Other net revenues	11.8	11.5	(0.4)	—		22.9

Total revenues	3,179.6	345.6	(12.0)	—		3,513.2

Compensation	1,685.0	177.7	(6.2)	—		1,856.5
Operating	552.4	55.8	(2.0)	—		606.2
Cost of revenues from clean coal activities	437.3	—	—	—		437.3
Interest	50.1	20.0	(0.7)	(13.5	) (g)(h)	55.9
Depreciation	53.4	5.3	(0.2)	—		58.5
Amortization	125.2	13.1	(0.5)	10.7	(i)	148.5
Change in estimated acquisition earnout payables	1.7	—	—	1.1	(h)	2.8

Total expenses	2,905.1	271.9	(9.6)	(1.7)		3,165.7

Earnings before income taxes	274.5	73.7	(2.4)	1.7		347.5
Provision for income taxes	5.9	21.0	(0.7)	0.6	(j)(k)	26.8

Net earnings	$268.6	$52.7	$(1.7)	$1.1		$320.7

Basis net earnings per share	$2.08					$2.13
Diluted net earnings per share	$2.06					$2.10

Weighted Average Shares Outstanding
Basic	128.9			21.9	(l)	150.8
Diluted	130.5			21.9	(l)	152.4

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a)	The Crombie/OAMPS Subsidiaries have a June 30 year end, which differs from the Company’s December 31 year end. The Crombie/OAMPS Subsidiaries’ financial results for the 12 months ended December 31, 2013 were calculated by adding its financial results for the six months ended December 31, 2013 to its financial results for the 12 months ended June 30, 2013 and subtracting its financial results for the six months ended December 31, 2012. For the six months ended June 30, 2014 we have included the Crombie/OAMPS Subsidiaries’ financial results from January 1, 2014 through June 15, 2014 as the transaction was consummated on June 16, 2014.
(b)	The historical Crombie/OAMPS Subsidiaries’ financial information is prepared based on $AUD. The historical $AUD has been converted to $USD for purposes of the pro forma financial information at the following average exchange rates:

$AUD per $USD
12 months ended December 31, 2013	0.965
Six months ended June 30, 2014	0.912

(c)	Adjustment to eliminate the interest earned on cash received in the Company’s April 16, 2014 equity offering that was deposited in an investment account until being transferred at close, as it is non-recurring.
(d)	Adjustment to eliminate the pre-tax gain of $1.9 million related to a AUD$400 million foreign currency derivative investment contact which was executed on April 16, 2014 in connection with the signing of the agreement to acquire the Crombie/OAMPS Subsidiaries, as it is non-recurring. This contract was exercised on June 16, 2014, in connection with the closing of the transaction.
(e)	Adjustment to eliminate a $3.0 million special deal bonus paid to the Company’s executive management for completion of the transaction, as it is non-recurring
(f)	Adjustment to eliminate transaction costs, primarily related to advisory, legal, accounting, and stamp taxes, which are reflected in the historical statement of operations, as they are non-recurring.
(g)	Adjustment to eliminate the interest expense relating to intercompany debt between the Crombie/OAMPS Subsidiaries and their parent that was repaid on May 23, 2014 due to the closing of the transaction, as it is non-recurring.
(h)	Adjustment to reclassify the change in estimated acquisition earnout payables of the Crombie/OAMPS Subsidiaries to conform to the Company’s financial statement presentation.
(i)	In connection with the acquisition accounting, the Company recorded intangible assets relating primarily to expiration lists, non-compete agreements, and trade names as presented below:

($ in millions)		Estimated life
Expiration lists	$325.3	15 years
Non-compete agreements	4.2	5 years
Trade names	4.2	5 years

Reflects the adjustment to amortization expense on acquired intangibles as detailed below:

($ in millions)	Six Months Ended 6/30/14	12 Months Ended 12/31/13
Eliminate amortization of Crombie/OAMPS
Subsidiaries’ existing intangibles	$(5.6)	$(12.6)
Add: amortization on acquired intangibles	10.4	23.3

Total amortization adjustment	$4.8	$10.6

(j)	Adjustment to eliminate exit tax payments made by the Crombie/OAMPS Subsidiaries due to the closing of the transaction, as they are non-recurring.
(k)	Reflects the income tax benefit of the adjustments described above at the Company’s domestic statutory tax rate of 35%.
(l)	Reflects the increase in shares outstanding due to the Company’s issuance of equity to finance the acquisition.